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                                                                    EXHIBIT 23.5

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the reference to our firm and to our report effective December 31, 1995; December 31, 1996; and December 31, 1997, in the Annual Report on Form 10-K of Ocean Energy, Inc., incorporated by reference into the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about February 26, 1998.


                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                                /s/ FREDERIC D. SEWELL
                                         ---------------------------------------
                                         Frederic D. Sewell
                                         President

Dallas, Texas

February 26, 1998